Exhibit 10.45

November 22, 2011

VIA HAND DELIVERY

Judd P. Tirnauer

c/o Destination Maternity Corporation

456 North Fifth Street

Philadelphia, PA 19123

Re:	Executive Employment Agreement dated as of July 23, 2008 (as amended August 10, 2011, the “Agreement”) by and between Destination Maternity Corporation (the “Company”) and Judd P. Tirnauer (“Executive” or “you”).

Dear Judd:

Reference is hereby made to the above referenced Agreement. Effective as of the date of this letter, each of the Company and you agree that Section 2 of the Agreement is hereby amended to replace the first sentence of Section 2 with the following sentence:

“Executive will be employed as the Company’s Executive Vice President & Chief Financial Officer, reporting directly to the Company’s Chief Executive Officer or as otherwise directed by the Company’s Board of Directors (the “Board”).”

All terms of the Agreement, except as expressly modified by this letter agreement, are hereby acknowledged and ratified.

If you are in agreement with the terms of this letter agreement, please execute and return a fully executed copy of this letter agreement to me.

Regards,

/s/ Edward M. Krell

Edward M. Krell

Chief Executive Officer

AGREED AND ACKNOWLEDGED:

/s/ Judd P. Tirnauer

Judd P. Tirnauer

Date: November 22, 2011